UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

Drone Aviation Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, including Area Code): (904) 834-4400

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) President-elect Donald J. Trump has named Lt. Gen. Michael T. Flynn (Ret.), a member of the Board of Directors and Strategic Advisory Board of Drone Aviation Holding Corp. (the “Company”), to serve as President-elect Trump’s National Security Advisor, and Lt. Gen. Flynn announced he was honored to accept the position. On December 14, 2016, Lt. Gen. Flynn notified the Company that, effective as of December 31, 2016, he is resigning from the Board of Directors of the Company, the Strategic Advisory Board of the Company, and all committees and subcommittees of the Board of Directors of the Company and any subsidiaries and affiliates thereof. Lt. Gen. Flynn’s resignation is not due to any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: December 16, 2016	By:	/s/ Kendall Carpenter
Kendall Carpenter Chief Financial Officer

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